As filed with the Securities and Exchange Commission on June 24, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioPharmX Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	59-3843182 (I.R.S. Employer Identification Number)

1089 Hamilton Court
Menlo Park, California 94025
(650) 889-5020
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James R. Pekarsky
Chief Executive Officer and Chairman of the Board of Directors
BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025
(650) 889-5020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send all communications to:

Robert A. Freedman, Esq. Niki Fang, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	David B. Allen David C. Lee K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, CA 92614

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ File No. 333-203317

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value	348,484	$2.75	$958,331	$112
Underwriters’ Warrants to Purchase Common Stock	—	—	—	—(4)
Common Stock Underlying Underwriters’ Warrants to Purchase Common Stock, $0.001 par value per share(5)	10,455	$2.75	$28,752	$4
TOTAL	358,939		$987,083	$116

(1)          Represents only the additional number of shares being registered and includes 45,454 additional shares of common stock that the underwriters have the option to purchase in this offering. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-203317) (“Prior Registration Statement”).

(2)          Based on the public offering price.

(3)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $12,832,086 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on June 24, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $987,083 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares of common stock.

(4)          No fee required pursuant to Rule 457(g) under the Securities Act.

(5)          Assumes the full exercise of the underwriter’s option to purchase additional shares of common stock and an exercise price equal to the public offering price of $2.75 per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (“Securities Act”), as amended, BioPharmX Corporation (“Registrant”) is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-203317), which the Registrant originally filed on April 9, 2015 (“Prior Registration Statement”), and which the Commission declared effective on June 24, 2015.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 358,939 shares, all of which will be sold by the Registrant, 10,455 of which may be sold by the Registrant in the event the underwriters exercise their warrants to purchase shares of the Registrant’s common stock and 45,454 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount as soon as practicable (but not later than the close of business on June 25, 2015) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on the 24th day of June, 2015.

BIOPHARMX CORPORATION

By:	/s/ James R. Pekarsky
James R. Pekarsky
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ James R. Pekarsky		Chief Executive Officer, Chief Financial	June 24, 2015
James R. Pekarsky		Officer and Chairman of the Board of Directors (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Anja Krammer		President and Director	June 24, 2015
Anja Krammer

*		Director	June 24, 2015
Ping Wang

*		Director	June 24, 2015
Michael Hubbard

*		Director	June 24, 2015
Stephen Morlock

By:	/s/ Anja Krammer		June 24, 2015
Anja Krammer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Burr Pilger Mayer, Inc., independent registered public accounting firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-203317)).